Exhibit 3.2

BYLAWS

OF

RENEWABLE FUEL CORP.

a Nevada corporation

Adopted as of September 11, 2007

TABLE OF CONTENTS

ARTICLE 1 OFFICES		1
1.1.	Locations of Offices	1
1.2.	Principal Nevada Office	1

ARTICLE 2 STOCKHOLDERS		1
2.1.	Place of Meeting	1
2.2.	Annual Meetings	2
2.3.	Special Meetings	2
2.4.	Place of Meetings	2
2.5.	Notice of Meetings	2
2.6.	Quorum	4
2.7.	Voting Rights	4
2.8.	List of Stockholders	5
2.9.	Nomination of Persons for Election to the Board of Directors	6
2.10.	Voting of Shares by Corporation	6
2.11.	Voting of Shares	6
2.12.	Informal Action by Stockholders	6
2.13.	Examination by Stockholders of Books and Records	7

ARTICLE 3 BOARD OF DIRECTORS		7
3.1.	General Powers	7
3.2.	Number, Tenure, and Qualifications	7
3.3.	Resignations	8
3.4.	Vacancies and Newly Created Directorships	8
3.5.	Meetings	8
3.6.	Quorum	9
3.7.	Manner of Acting	9
3.8.	Compensation	9
3.9.	Presumption of Assent	9
3.10.	Action Without Meeting	9
3.11.	Meetings by Telephone Conference Call	9
3.12.	Removal of Directors	9
3.13.	Chairman of the Board	9

ARTICLE 4 OFFICERS		10
4.1.	Number	10
4.2.	Election, Term of Office, and Qualifications	10
4.3.	Subordinate Officers, etc	11
4.4.	Resignations	11
4.5.	Removal	11
4.6.	Vacancies and Newly Created Offices	11
4.7.	The Chief Executive Officer	11

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4.8.	The President	12
4.9.	The Vice-Presidents	12
4.10.	The Secretary	12
4.11.	The Treasurer	12
4.12.	Salaries	12

ARTICLE 5 EXECUTION OF INSTRUMENTS, BORROWING OF MONEY, AND DEPOSIT OF CORPORATE FUNDS		13
5.1.	Execution of Corporate Instruments	13
5.2.	Voting of Securities Owned by Corporation	13

ARTICLE 6 CAPITAL STOCK		14
6.1.	Stock Certificates	14
6.2.	Lost Certificates	14
6.3.	Transfer of Stock	14
6.4.	Regulations	15
6.5.	Maintenance of Stock Book at Principal Place of Business	15
6.6.	Transfer Agents and Registrars	15
6.7.	Fixing Record Dates	15
6.8.	Registered Stockholders	16

ARTICLE 7 EXECUTIVE COMMITTEE AND OTHER COMMITTEES		16
7.1.	How Constituted	16
7.2.	Powers	17
7.3.	Proceedings	17
7.4.	Quorum and Manner of Acting	17
7.5.	Meetings by Telephone Conference Call	17
7.6.	Informal Action by Committee Members	17
7.7.	Resignations	17
7.8.	Removal	18
7.9.	Vacancies	18
7.10.	Compensation	18

ARTICLE 8 INDEMNIFICATION		18
8.1.	Indemnification Third Party Actions	18
8.2.	Indemnification Corporation Actions	18
8.3.	Determination	19
8.4.	General Indemnification	19
8.5.	Advances	19
8.6.	Scope of Indemnification	19
8.7.	Insurance	19

ARTICLE 9 FISCAL YEAR		20

ARTICLE 10 DISTRIBUTIONS		20

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ARTICLE 11 DIVIDENDS	20

ARTICLE 12 AMENDMENTS	20

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BYLAWS

OF

RENEWABLE FUEL CORP.

ARTICLE 1
OFFICES

1.1.           Locations of Offices.  The corporation may maintain such offices, within or without the State of Nevada or the United States of America, as the Board of Directors may from time to time designate.

1.2.           Principal Nevada Office.  The address of the principal office of the corporation in the State of Nevada shall be located at 7251 West Lake Mead Boulevard Suite 300, Las Vegas, Nevada 89128, and said address may be changed by the Board of Directors at any time.

ARTICLE 2
STOCKHOLDERS

2.1.           Place of Meeting.

(a)           Meetings of stockholders may be held at such place, either within or without the State of Nevada, as may be designated by or in the manner provided in these bylaws or, if not so designated, as determined by the Board of Directors.  The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by paragraph (b) of this Section 2.1.

(b)           If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(i)           Participate in a meeting of stockholders; and

(ii)           Be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

(c)           For purposes of this Section 2.1, “remote communication” shall include: (1) telephone or other voice communications; and (2) electronic mail or other form of written or visual electronic communications satisfying the requirements of Section 2.12(b).

2.2.           Annual Meetings.  The annual meetings of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

2.3.           Special Meetings.  Special Meetings of the stockholders of the corporation may be called, for any purpose or purposes, by the Chairman of the Board or the President or the Board of Directors at any time.  Upon written request of any stockholder or stockholders holding in the aggregate not less than one-tenth of all the shares entitled to vote at the meeting delivered in person or sent by registered mail to the Chairman of the Board, President or Secretary of the Corporation, the Secretary shall call a special meeting of stockholders to be held as provided in Section 2.1 at such time as the Secretary may fix, such meeting to be held not less than 10 nor more than 60 days after the receipt of such request, and if the Secretary shall neglect or refuse to call such meeting within seven days after the receipt of such request, the stockholder making such request may do so.

2.4.           Place of Meetings.  The Board of Directors may designate any place, either within or without the State of Nevada or the United States of America, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.  A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, as the place for the holding of such meeting.  If no such designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the principal office of the corporation.  (NRS 78.310 and NRS 78.375)1

2.5.           Notice of Meetings.

(a)           Except as otherwise provided by law or the Articles of Incorporation, written notice of each meeting of stockholders, specifying the place, if any, date and hour and purpose or purposes of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote thereat, directed to his address as it appears upon the books of the corporation. (NRS 78.370)

(b)           When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. (NRS 78.370)
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1 Citations in parentheses are to Nevada Revised Statutes, Volume 4.  These citations are for reference only and shall not constitute a part of these Bylaws.

(c)           Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after such meeting, and, to the extent permitted by law, will be waived by any stockholder by his attendance thereat, in person or by proxy.  Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. (NRS 78.375)

(d)           Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the Nevada Revised Statutes, the Articles of Incorporation, or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the corporation.  Any such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent, and (ii) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  Notice given pursuant to this subparagraph (e) shall be deemed given:  (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder.  An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.  For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. (NRS 78.370)

(e)           For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed, for a period of not more than sixty (60) days, for the purpose of determining stockholders entitled to notice of or to vote at such meeting.  If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 2.5, such determination shall apply to any adjournment thereof. (NRS 78.350)

2.6.           Quorum.

(a)           A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.  If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b)           Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, all action taken by the holder or holders of a majority of the voting power represented at any meeting at which a quorum is present shall be valid and binding upon the corporation.

2.7.           Voting Rights.

(a)           Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the corporation on the record date for determining the stockholders entitled to vote at said meeting shall be entitled to vote at such meeting.  Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum.

(b)           Every person entitled to vote or to execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary of the corporation at or before the meeting at which it is to be used.  Said proxy so appointed need not be a stockholder.  No proxy shall be voted on after three (3) years from its date unless the proxy provides for a longer period.  Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

(c)           Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to subsection (b) of this section, the following shall constitute a valid means by which a stockholder may grant such authority:

(i)           A stockholder may execute a writing authorizing another person or persons to act for him as proxy.  Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(ii)           A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telephone, telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telephone, telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telephone, telegram, cablegram or other electronic transmission was authorized by the stockholder.  Such authorization can be established by the signature of the stockholder on the proxy, either in writing or by a signature stamp or facsimile signature, or by a number or symbol from which the identity of the stockholder can be determined, or by any other procedure deemed appropriate by the inspectors or other persons making the determination as to due authorization.

If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

(d)           Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (c) of this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(e)           Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, except that no trustee or pledgee shall be entitled to vote shares held by him without a transfer of such shares into his name.  (NRS 78.355)

2.8.           List of Stockholders.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder.  The corporation need not include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting:  (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the corporation.  In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.9.           Nomination of Persons for Election to the Board of Directors.  Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting.

2.10.         Voting of Shares by Corporation.  In addition to regulations and restrictions imposed by law upon the voting of shares, shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.  (NRS 78.283)

2.11.         Voting of Shares.  Each outstanding share of stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation of the corporation as permitted by law.

2.12.         Informal Action by Stockholders.

(a)           Unless otherwise provided in the Articles of Incorporation, any action required by statute to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  To be effective, a written consent must be delivered to the corporation’s principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Such delivery shall be by hand or by certified or registered mail, return receipt requested.  Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation in accordance with this Section.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing..  (NRS 78.320, NRS 78.325)

(b)           A telegram, cablegram or other electronic transmission consent to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder, and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission.  The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation’s principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Such delivery shall be made by hand or by certified or registered mail, return receipt requested.  Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if to the extent and in the manner provided by resolution of the Board of Directors of the corporation.

(c)           Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

2.13.         Examination by Stockholders of Books and Records.  Any person who is a stockholder of record, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose, the corporation’s books and records of account, minutes of record of stockholders and to make extracts therefrom.  A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder.  (NRS 78.257)

ARTICLE 3
BOARD OF DIRECTORS

3.1.           General Powers.  The property, affairs, and business of the corporation shall be managed by its Board of Directors.  The Board of Directors may exercise all the powers of the corporation whether derived from law or the Articles of Incorporation, except such powers as are by statute, by the Articles of Incorporation or by these Bylaws, vested solely in the stockholders of the corporation.  (NRS 78.120)

3.2.           Number, Tenure, and Qualifications.  The number of directors of the corporation shall not be less than one (1), nor more than nine (9).  The number of directors may be fixed or changed within the range by the stockholders or the Board of Directors, but no decrease shall shorten the term of an incumbent director.

Each director shall hold office until the election at the next annual meeting of the stockholders and until his successor shall have been elected and shall qualify.  Directors need not be residents of the State of Nevada or stockholders of the corporation.  If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws. (NRS 78.115, NRS 78.330)

3.3.           Resignations.  A director may resign at any time by delivering a written resignation to either the President, a Vice-President, the Secretary or Assistant Secretary, if any.  Unless otherwise provided in the resignation, the resignation shall become effective on its acceptance by the Board of Directors, provided that if the Board has not acted thereon within ten (10) days from the date presented, the resignation shall be deemed accepted.  (NRS 78.335)

3.4.           Vacancies and Newly Created Directorships.  If any vacancies shall occur in the Board of Directors by reason of director’s (a)  death, (b) resignation, (c) ceasing to qualify as a director by virtue of Nevada law, (d) personal bankruptcy, (e) prohibited by law from serving as director, (f) becoming of unsound mind or a person whose person or estate is entitled to be dealt with in any way under laws relating to mental disorder, (g) being directly or indirectly interested in any contract or proposed contract with the Corporation and failing to disclose and declare the nature of the interest as required by Nevada law, or otherwise, or if the number of directors shall be increased, the directors then in office shall continue to act and such vacancies or newly created directorships shall be filled by a vote of the directors then in office, though less than a quorum, in any way approved by the meeting.  Any directorship to be filled by reason of the removal of one or more directors by the stockholders may be filled by election by the stockholders at the meetings at which the director or directors are removed.  (NRS 78.335, NRS 78.340)

3.5.           Meetings.

(a)           The annual meeting of the Board of Directors shall be held immediately after the annual stockholders’ meeting and at the place where such meeting is held or at the place announced by the Chairman at such meeting.  No notice of an annual meeting of the Board of Directors shall be necessary, and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

(b)           Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the corporation required to be maintained pursuant to Section 1.2 of Article I hereof.  Regular meetings of the Board of Directors may also be held at any place, within or without the State of Nevada or the United States of America, which has been designated by resolutions of the Board of Directors or the written consent of all directors.

(c)           Special meetings of the Board of Directors may be held at any time and place within or without the State of Nevada whenever called by the Chairman of the Board or, if there is no Chairman of the Board, by the President, or by any of the directors.

(d)           Written notice of the time and place of all regular and special meetings of the Board of Directors shall be delivered personally to each director or sent by telegram, facsimile, or email transmission or other form of electronic transmission at least 48 hours before the start of the meeting, or sent by first class mail at least 120 hours before the start of the meeting.  Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat.

3.6.           Quorum.  A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.  (NRS 78.315)

3.7.           Manner of Acting.  The act of a majority of the directors present at a meeting at which a quorum is present shall, unless the act of a greater number of directors is required by the Articles of Incorporation of the corporation or these Bylaws, be the act of the Board of Directors.  (NRS 78.315)

3.8.           Compensation.  By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.9.           Presumption of Assent.  A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the Secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

3.10.         Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.  (NRS 78.315)

3.11.         Meetings by Telephone Conference Call.  Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other.  Participation in such a meeting shall constitute presence in person at such meeting.  (NRS 78.315)

3.12.         Removal of Directors.  At a stockholders’ meeting called expressly for that purpose, directors may be removed in the manner provided in this section unless otherwise provided by the Articles of Incorporation.  One or more director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of the not less than two-thirds (2/3) of the shares then entitled to vote at an election of directors.  If at the time of any stockholders’ meeting called for such purpose the stockholders are entitled to cumulate their votes for directors and if less than the entire Board is to be removed, no one of the directors may be removed if the votes of a sufficient number of shares are cast against his removal which, if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he is a part, would be sufficient to elect him.  Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the Articles of Incorporation, the provisions of this section shall apply, in respect of the removal of a director or a director so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.  (NRS 78.335)

3.13.        The Chairman of the Board.  The Chairman of the Board shall have the following powers and duties:

(a)           He shall preside at all stockholders' meetings.

(b)           He shall preside at all meetings of the Board of Directors.

(c)           He shall be a member of the Executive Committee, if any.

3.14.        Vice-Chairman of the Board.  The Vice-Chairman of the Board shall have the following powers and duties:

(a)           He shall preside at all stockholders' meetings in the absence or at the direction of the Chairman of the Board.

(b)           He shall preside at all meetings of the Board of Directors in the absence or at the direction of the Chairman of the Board.

(c)           He shall be a member of the Executive Committee, if any.

ARTICLE 4
OFFICERS

4.1.           Number.  The officers of the corporation shall be a Chief Executive Officer, a President, a Secretary, a Treasurer, a Resident Agent, and such other officers as may be appointed by the Board of Directors, including one or more Vice-Presidents, as shall be determined by resolution.  The Board of Directors may elect, but shall not be required to elect, a Chairman of the Board and the Board of Directors may appoint a General Manager.  (NRS 78.130)

4.2.           Election, Term of Office, and Qualifications.  The officers shall be chosen by the Board of Directors annually at its annual meeting.  In the event of failure to choose officers at an annual meeting of the Board of Directors, officers may be chosen at any regular or special meeting of the Board of Directors.  Each such officer (whether chosen at an annual meeting of the Board of Directors to fill a vacancy or otherwise) shall hold his office until the next ensuing annual meeting of the Board of Directors and until his successor shall have been chosen and qualified, or until his death or until his resignation or removal in the manner provided in these Bylaws.  Any one person may hold any two or more of such offices except that the President shall not also be the Secretary.  No person holding two or more offices shall act in or execute any instrument in the capacity of more than one office.  The Chairman of the Board, if any, shall be and remain director of the corporation during the term of his offices.  No other officer need be a director.  (NRS 78.130)

4.3.           Subordinate Officers, etc.  The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the Board of Directors from time to time may determine.  The Board of Directors from time to time may delegate to any officer or agent the power to appoint any such subordinate officer or agents and to prescribe their respective titles, terms of office, authorities, and duties.  Subordinate officers need not be stockholders or directors.

4.4.           Resignations.  Any officer may resign at any time by delivering a written resignation to the Board of Directors, the President, or the Secretary.  Unless otherwise specified therein, such resignation shall take effect upon delivery.

4.5.           Removal.  Any officer may be removed, either for or without cause, from office at any special meeting of the Board of Directors called for that purpose or at a regular meeting, by the vote of a simple majority of the total authorized number of directors, whenever in the judgment of the Board of Directors the best interests of the corporation will be served thereby.  Any officer or agent appointed in accordance with the provisions of Section 4.3 hereof may also be removed, either for or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors.

4.6.           Vacancies and Newly Created Offices.  If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification, or any other cause, or if a new office shall be created, then such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting.

4.7.           The Chief Executive Officer.  Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer (a) shall have general active management of the business of the corporation; (b) shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the shareholders and Board of Directors; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles, these Bylaws or the Board to some other officer or agent of the corporation; (e) may appoint such divisional or staff officers, a secretary, a treasurer and a controller, each of whom shall have the powers, rights, duties and responsibilities delegated to him or her by the chief executive officer; (f) may maintain records of and certify proceedings of the Board and shareholders; and (g) shall perform such other duties as may from time to time be assigned by the Board.

4.8.           The President. The President shall perform such duties and have such powers as the Board of Directors shall designate from time to time. The President shall be a member of the Executive Committee, if any, and shall have all powers and perform all duties normally incident to the office of a President of a corporation and shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.  The President may also serve as the chief executive officer of the corporation and/or as the Chairman of the Board and shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chief Executive Officer or the Chairman of the Board of Directors have been appointed and are present.

4.9.           The Vice-Presidents.  The Board of Directors may, from time to time, designate and elect one or more Vice-Presidents, one of whom may be designated to serve as Executive Vice-President.  Each Vice-President shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors or the President.  At the request or in the absence or disability of the President, the Executive Vice-President or, in the absence or disability of the Executive Vice-President, the Vice-President designated by the Board of Directors or (in the absence of such designation by the Board of Directors) by the President, as Senior Vice-President, may perform all duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

4.10.         The Secretary.  The Secretary shall attend all meetings of the stockholders and of the Board of Directors and any committee thereof, and shall record all acts and proceedings thereof in the minute book of the corporation, which may be maintained in either paper or electronic form.  The Secretary shall give notice, in conformity with these Bylaws, of all meetings of the stockholders and of all meetings of the Board of Directors and any Committee thereof requiring notice.  The Secretary shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.  The President may direct any assistant secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each assistant secretary shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

4.11.         The Treasurer.  The Treasurer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner, and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President.  The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation.  The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.  The President may direct any assistant treasurer to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each assistant treasurer shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

4.12.         Salaries.  The salaries or other compensation of the officers of the corporation shall be fixed from time to time by the Board of Directors except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 4.3 hereof.  No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the corporation.

ARTICLE 5
EXECUTION OF INSTRUMENTS, BORROWING OF MONEY, AND DEPOSIT OF CORPORATE FUNDS

5.1.           Execution of Corporate Instruments.

(a)           The Board of Directors may in its discretion determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation.

(b)           Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board (if such position in the Corporation is occupied) or by the President; such documents may also be executed by any Vice-President and by the Secretary or Treasurer or any assistant secretary or assistant treasurer.  All other instruments and documents requiring the corporate signature but not requiring the corporate seal may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

(c)           All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

(d)           Execution of any corporate instrument may be effected in such form, either manual, facsimile or electronic signature, as may be authorized by the Board of Directors.

5.2.           Voting of Securities Owned by Corporation.  All stock and other securities of other corporations owned or held by the corporation for itself or for other parties in any capacity shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board (if there be such an officer appointed), or by the President, or by any Vice-President.

ARTICLE 6
CAPITAL STOCK

6.1.           Stock Certificates.  The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.  Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Articles of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate, signed by the President or any Vice-President and the Secretary or Assistant Secretary, if any, and sealed with the seal (which may be a facsimile, engraved or printed) of the corporation, certifying the number and kind, class, or series of shares owned by him in the corporation; provided, however, that where such a certificate is countersigned by (a) a transfer agent, or (b) registered by a registrar, the signature of any such President, Vice-President, Secretary or Assistant Secretary may be a facsimile.  In case any officer who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate, shall cease to be such officer of the corporation, for any reason, before the delivery of such certificate by the corporation, such certificate may nevertheless be adopted by the corporation and be issued and delivered as though the person who signed it or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer.  Certificates representing shares of stock of the corporation shall be in such form as provided by the statutes of the State of Nevada.  There shall be entered upon the stock books of the corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number and kind, class or series of such shares, and the date of issuance thereof.  Every certificate exchanged or returned to the corporation shall be marked “Cancelled” with the date of cancellation (NRS 78.235).  If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

6.2.           Lost Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to indemnify the corporation in such manner as it shall require and/or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

6.3.           Transfer of Stock.  Transfers of shares of the stock of the corporation shall be made on the books of the corporation by the holder of record thereof, or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the corporation or any of its transfer agents, and upon surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares.  Except as provided by law, the corporation and transfer agents and registrars, if any, shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof.

6.4.           Regulations.  Subject to the provisions of this Article VI and of the Articles of Incorporation, the Board of Directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for shares of the stock of the corporation.

6.5.           Maintenance of Stock Book at Principal Place of Business.  A stock book (or books where more than one kind, class or series of stock is outstanding) shall be kept at the principal place of business of the corporation in Reno, Nevada, containing the names alphabetically arranged of original stockholders of the corporation, their addresses, their interest, the amount paid on their shares of stock, and all transfers thereof and the number and class of the shares held by each.  Such stock books shall at all reasonable hours be subject to inspection by persons entitled by law to inspect the same.  (NRS 78.257)

6.6.           Transfer Agents and Registrars.  The Board of Directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of stock of the corporation, and may require all such certificates to bear the signature of either or both.  The Board of Directors may from time to time define the respective duties of such transfer agents and registrars.  No certificate of stock shall be valid until countersigned by a transfer agent, if at the date appearing thereon the corporation had a transfer agent for such stock, and until registered by a registrar, if at such date the corporation had a registrar for such stock.

6.7.           Fixing Record Dates.

(a)           In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held.  A determination of stockholders of record entitled notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)           In order that the corporation may determine the stockholders entitled to consent to corporate action in writing or by electronic transmission without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing or by electronic transmission without a meeting, when no prior action by the Board of Directors is required by the Nevada General Corporation Law, shall be the first date on which a signed written consent or electronic transmission setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Nevada, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided that any such electronic transmission shall satisfy the requirements of Section 2.12(b) and, unless the Board of Directors otherwise provides by resolution, no such consent by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in Nevada, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing or by electronic transmission without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)           In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  (NRS 78.350)

6.8.           Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE 7
EXECUTIVE COMMITTEE AND OTHER COMMITTEES

7.1.           How Constituted.  The Board of Directors may designate an Executive Committee and such other committees as the Board of Directors may deem appropriate, each of which committees shall consist of one or more directors.  Members of the Executive Committee and of any such other committee shall be designated annually at the annual meeting of the Board of Directors; provided, however, that at any time the Board of Directors may abolish or reconstitute the Executive Committee or any such other committee.  Each member of the Executive Committee and of any such other committee shall hold office until his successor shall have been designated or until his resignation or removal in the manner provided in these Bylaws.  (NRS 78.125)

7.2.           Powers.  During the intervals between meetings of the Board of Directors, the Executive Committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the corporation, except for such powers as by law may not be delegated by the Board of Directors to an Executive Committee. The Executive Committee shall be subject to the direction and control of the Board of Directors.  (NRS 78.125)

7.3.           Proceedings.  The Executive Committee, and such other committees as may be designated hereunder by the Board of Directors, may fix its own presiding and recording officer or officers, and may meet at such place or places, at such time or times and upon such notice (or without notice) as it shall determine from time to time.  It shall keep a record of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following.

7.4.           Quorum and Manner of Acting.  At all meetings of the Executive Committee, and of such other committees as may be designated hereunder by the Board of Directors, the presence of members constituting a majority of the total authorized membership of the committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of majority of the members present at any meeting at which a quorum is present shall be the act of such committee.  The members of the Executive Committee, and of such other committees as may be designated hereunder by the Board of Directors, shall act only as a committee and the individual members thereof shall have no powers as such.

7.5.           Meetings by Telephone Conference Call.  Members of the Executive Committee, and of such other committees as may be designated hereunder, may participate in a meeting of the committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other.  Participation in such a meeting shall constitute presence in person at such a meeting.

7.6.           Informal Action by Committee Members.  Any action required to be taken at a meeting of the Executive Committee, or of such other committees as may be designated hereunder, or any other action which may be taken at a meeting of a committee, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the committee.  Such written consent shall be filed with the minutes of proceedings of the committee.  Such consent shall have the same legal effect as a unanimous vote of all the members of the committee.  (NRS 78.315)

7.7.           Resignations.  Any member of the Executive Committee, and of such other committees as may be designated hereunder by the Board of Directors, may resign at any time by delivering a written resignation to either the President, the Secretary, or Assistant Secretary, if any, or to the presiding officer of the committee of which he is a Member, if any shall have been appointed and shall be in office.  Unless otherwise specified therein, such resignation shall take effect upon delivery.

7.8.           Removal.  The Board of Directors may at any time remove any member of the Executive Committee or of any other committee designated by it hereunder either for or without cause.

7.9.           Vacancies.  If any vacancy shall occur in the Executive Committee or of any other committee designated by the Board of Directors hereunder, by reason of disqualification, death, resignation, removal, or otherwise, the remaining members shall, until the filling of such vacancy, constitute the then total authorized membership of the committee and, provided that two or more members are remaining, continue to act.  Such vacancy may be filled at any meeting of the Board of Directors or by the remaining members of the Executive Committee.

7.10.         Compensation.  The Board of Directors may allow a fixed sum and expenses of attendance to any member of the Executive Committee or of any other committee designated by it hereunder who is not an active salaried employee of the corporation for attendance at each meeting of the said committee.

ARTICLE 8
INDEMNIFICATION

8.1.           Indemnification Third Party Actions.  The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.  (NRS 78.7502)

8.2.           Indemnification Corporation Actions.  The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.  (NRS 78.7502)

8.3.           Determination.  To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 8.1 and 8.2 hereof, or in defense of any claim, issue, or matter therein, he shall be indemnified against reasonable expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.  Any other indemnification under Sections 8.1 or 8.2 hereof shall be made by the corporation upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 8.1 or 8.2 hereof.  Such determination shall be made either by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding.  (NRS 78.751)

8.4.           General Indemnification.  The indemnification provided by this Article shall not be deemed exclusive of any other indemnification granted under any provision in the corporation’s Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.  (NRS 78.751)

8.5.           Advances.  Expenses incurred in defending a civil or criminal action, suit, or proceeding as contemplated in this Article may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon a majority vote of a quorum of the Board of Directors and upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount or amounts unless it ultimately be determined that he is to be indemnified by the corporation as authorized by this Article.

8.6.           Scope of Indemnification.  The indemnification authorized by this Article shall apply to all present and future directors, officers, employees, and agents of the corporation and shall continue as to such persons who cease to be directors, officers, employees, or agents of the corporation and shall inure to the benefit of the heirs, executors, and administrators of all such persons and shall be in addition to all other indemnification permitted by law.  (NRS 78.751)

8.7.           Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against any such liability under the provisions of this Article VIII or the laws of the State of Nevada, as the same may hereafter be amended or modified.  (NRS 78.751)

ARTICLE 9
FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE 10
DISTRIBUTIONS

Distribution to stockholders  shall be made in the sole discretion of the Board of Directors.

ARTICLE 11
DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE 12
AMENDMENTS

All bylaws of the corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new bylaws may be made, except that:

(a)           No bylaw adopted or amended by the stockholders shall be altered or repealed by the Board of Directors;

(b)           No bylaw shall be adopted by the Board of Directors which shall require more than a majority of the voting shares for a quorum at a meeting of stockholders, or more than a majority of the votes cast to constitute action by the stockholders, except where higher percentages are required by law or by the Articles of Incorporation; provided, however, that:

(i)           if any bylaw regulating an impending election of directors is adopted or amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of the stockholders for the election of directors, the bylaws so adopted or amended or repealed, together with a concise statement of the changes made; and

(ii)           no amendment, alteration or repeal of this Article XII shall be made except by the stockholders.

ADOPTED as of the 11th day of September, 2007.

/s/ William VanVliet
William VanVliet, President